Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF ANY AND ALL OUTSTANDING
9 7/8% SENIOR SECURED NOTES DUE 2011
(THE "OLD NOTES")
OF
EDGEN CORPORATION

        As set forth in the Prospectus dated June    , 2005 (the "Prospectus") of Edgen Corporation and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for 9 7/8% Senior Secured Notes due 2011 of Edgen Corporation (the "Old Notes") are not immediately available, or (ii) the Old Notes, the Letter of Transmittal and any documents required thereby cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m. New York City time, on the Expiration Date (as defined in the Prospectus), or (iii) the procedures for delivery by book-entry transfer cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Old Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender the Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY     , 2005, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDER OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., ON THE EXPIRATION DATE.

The Exchange Agent For The Exchange Offer Is:

THE BANK OF NEW YORK

By Registered or Certified Mail:	Facsimile Transmissions:	By Hand, up to 4:30 p.m., or Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attn: Randolph Holder	(Eligible Institutions Only) The Bank of New York Reorganization Department (212) 298-1915 Attn: Randolph Holder To Confirm by Telephone or for Information Call: (212) 815-5098	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attn: Randolph Holder

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

        The undersigned hereby tenders to Edgen Corporation, a Nevada corporation, upon the terms and subject to the conditions set forth in the Prospectus dated June    , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 to the Letter of Transmittal.

AGGREGATE PRINCIPAL AMOUNT
NAME(S) OF REGISTERED HOLDER(S)
Amount Tendered:	$
Certificate No(s). for Old Notes
(if available):
TOTAL PRINCIPAL AMOUNT REPRESENTED BY OLD NOTES CERTIFICATE(S)
If Old Notes will be tendered by book-entry transfer, provide the following information:
Depository Trust Company Account Number:
Date:

        The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE

SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY

X Name: Address:	DATE
X Name: Address:	DATE
Area Code and Telephone Number:

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Old Notes as its (their) name(s) appear(s) on certificates for Old Notes covered hereby or on a DTC security position listing or naming it (them) as the owner of such Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity(ies):

Address(es):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby (a) represents that the tender of Old Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either a certificate or certificates representing the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents, within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature
Address:	Zip Code	Name:	(Please Type or Print)
Area Code and
Tel. No.:	Date:	, 2005
NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.